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wrk\excal\roxbury\stockpur.agr
                         STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT dated as of the 1st day of January, 2002, is by and among, Excal Enterprises, Inc. a Delware corporation, with an address at 100 North Tampa Street, Suite 3575, Tampa, Florida 33602 (the "Seller"), and W. Aris Newton, residing at 99 Tradd Street, Charleston, South Carolina 29401 ("Newton") and John Caskey, residing at 4017 Barcelona, Tampa, Florida 33629 ("Caskey").

                            W I T N E S SE T H :

     WHEREAS, Seller owns all of the issued and outstanding capital stock of Wild Hare, Inc., a Florida corporation, with an address at 100 North Tampa Street, Suite 3575, Tampa, Florida 33602 (the "Company");

     WHEREAS, there are Fifteen Hundred (1,500) shares of the common stock, no par value, of the Company (the "Stock") issued and outstanding on the date of this Agreement which are held by the Seller;

     WHEREAS, the Company currently owes $663,541.75 in indebtedness (the "Indebtedness") to the Seller;

     WHEREAS, the Seller's board of directors have determined that it is in the best interests of Seller to transfer 50% of the Stock to Newton and 50% of the Stock to Caskey, subject to the terms and conditions of this Agreement;

     WHEREAS, on or about the same date as this Agreement, the Company is issuing a Promissory Note in favor of the Seller evidencing the Indebtedness and a Security Agreement to secure the payment of the Promissory Note.

     NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged,

     IT IS AGREED:

     1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to himself, herself or itself.

     2. Purchase and Sale of Stock. At the Closing, the Seller shall transfer seven hundred and fifty (750) shares of Common Stock to Newton and seven hundred and fifty (750) shares of Common Stock to Caskey (collectively, the "Purchased Shares"), and Newton and Caskey shall acquire the Purchased Shares from the Seller upon the terms and conditions herein set forth.

     3. Purchase Price. The purchase price for the Purchased Shares is one hundred dollars ($100.00) (the "Purchase Price").

     4. Company Debt. At the Closing, the Company shall issue a Promissory Note and a Security Agreement to the Seller.

     5.  Representations, Warranties and Covenants of the  Seller.   The
Seller represents, warrants and covenants to the Caskey and Newton, as follows:

         A. The Seller is the record, beneficial and equitable owners of the Stock, free and clear of all pledges, mortgages, liens, encumbrances or any other charges of any nature.

         B. The Seller has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement by the Seller and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Seller's Board of Directors and no further authorization shall be necessary on the part of the Seller for the performance and consummation by the Seller of the transactions which are contemplated by this Agreement.

         C. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to the transactions which are contemplated herein.

         D. Upon Closing, the Company's authorized capital stock will consist of One Thousand Five Hundred (1,500) shares of Common Stock, no par value, all of which are issued and outstanding.

     7. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made in or in connection with this Agreement and in certificates delivered pursuant hereto shall continue in full force and effect for one year after the Closing. Each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     8.  Miscellaneous.
         A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any state or of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

         C. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, in each case addressed to the party as their address appears below:

If to Seller:            Excal Enterprises, Inc.
                         100 North Tampa Street
                         Suite 3575
                         Tampa, Florida 33602
                         Facsimile No.: (813) 227-9056

If to Company:           Wild Hare Holdings, Inc.
                         100 North Tampa Street
                         Suite 3575
                         Tampa, Florida 33602
                         Facsimile No.: (813) 227-9056

If to Newton:            W. Aris Newton
                         99 Tradd Street
                         Charleston, South Carolina 29401
                         Facsimile No.:

If to Caskey:            John Caskey
                         4017 Barcelona
                         Tampa, Florida 33629
                         Facsimile No.: (813) 902-9635


or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by registered or certified mail is impossible due to an absence of postal service, and if the other methods of sending notice set forth in this Paragraph of this Agreement are not otherwise available, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing differs from the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice was given.

         D. Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflict of laws and be deemed to be an agreement entered into in the State of Florida and made pursuant to the laws of the State of Florida. The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement, including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in Hillsboro County, Florida. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed".

         E. Entire Agreement. The parties have not made any representations, warranties, or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire Agreement between them with respect to the subject matter hereof. All understandings and Agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement and any such instrument, which alone fully and completely expresses their Agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

         F. Further Assurances. The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

         G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

         H. Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         J. Signatures. This Agreement may be validly signed and executed by a facsimile of the signature of any party with the same force and effect as if an original signature was affixed.

     IN WITNESS WHEREOF, the parties hereof have signed these presents, as of the day, month and year first above written.

                                   Excal Enterprises, Inc.

                                   By:
                                      --------------------------
                                      W. Carey Webb, President



                                   ------------------------------
                                   John Caskey


                                   ------------------------------
                                   W. Aris Newton